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                                                                Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-31735 of Steel Dynamics, Inc. of our report dated January 17, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Indianapolis, Indiana
July 25, 1997